Exhibit 4.1(c)

                              CONSULTING AGREEMENT

This Consulting Agreement (the "Consulting Agreement" or "Agreement") is made as of this December 30, 2001 by and between Wayne Coleson (hereinafter referred to as "Consultant"), an individual, having his principle address at 580 California Street, 5th Floor , San Francisco, California 94104 and eSynch Corporation (hereinafter referred to as the "Company") with offices at 29 Hubble, Irvine, California 92618.

                                   WITNESSETH

WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

WHEREAS, Consultant can provide the Company with strategic planning, marketing and legal consulting services and is desirous of performing such services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company; and

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

     1.     APPOINTMENT.
            -----------

     The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

     2.     TERM.
            ----

     The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate 120 days hence, unless terminated or extended in accordance with a valid provision contained herein, or unless extended by a subsequent agreement between the parties.

     3.     SERVICES.
            --------

     During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management of sales and marketing resources, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, mergers and acquisitions and other business opportunities. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

          (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

          (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

          (c) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, mergers and acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

          (e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

     4.     DUTIES OF THE COMPANY.
            ---------------------

     The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

     5.     COMPENSATION.
            ------------

     Upon the execution of this Agreement, Company agrees to pay Consultant the following as consideration for the services rendered under this Agreement:

          (a)  Warrant Purchase.  Consultant shall have the right to purchase
               ----------------
4,250,000 shares of the Company's common shares at an exercise price of USD $.02 per share. Consultant's rights regarding these shares shall vest immediately upon execution of this Agreement.

          (b) The Compensation outlined in Section 5(a) above shall be conveyed through an effective S-8 registration of common shares. Within 3 days of the effectiveness of the S-8 Registration Statement, the Company shall execute a written request to its transfer agent to prepare and deliver to Consultant, or it's agent, one common stock certificate for 4,250,000 freely tradable, non-legend, shares of the Company's common stock.

     5.7     COSTS AND EXPENSES
             ------------------

          (a)  Miscellaneous Costs.
               -------------------

          Subject to the prior approval of the Company, Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges. Consultant shall provide the Company with a detailed accounting of monthly expenses related to the Agreement. Payment for these expenses shall be made to Consultant within 15 days after submission to the Company.

     6.     REPRESENTATION AND INDEMNIFICATION.
            ----------------------------------

     The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

     7.     MISCELLANEOUS.
            -------------

     Termination:  Subsequent to and no less than 30 days after the execution of
     -----------
this Agreement, this Agreement may be terminated by either Party upon written notice to the other Party for any reason and shall be effective five (5) business days from the date of such notice. Termination of this Agreement shall cause Consultant to cease providing services under this Agreement; however, termination for any reason whatever, shall not decrease or eliminate the compensatory obligations of the Company as outlined in Section 5 of this Agreement.

     Modification:  This Consulting Agreement sets forth the entire
     ------------
understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

     Notices:  Any notice required or permitted to be given hereunder shall be
     -------
in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

     Waiver:  Any waiver by either Party of a breach of any provision of this
     ------
Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

     Assignment:  The Options under this Agreement are assignable at the
     ----------
discretion of the Consultant.

     Severability:  If any provision of this Consulting Agreement is invalid,
     ------------
illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Disagreements:  Any dispute or other disagreement arising from or out of
     -------------
this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in San Diego, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

                                 SIGNATURE PAGE

     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

eSynch Corporation                              CONSULTANT


/s/  Tom Hemmingway                             /s/  Wayne Coleson
--------------------------                      ---------------------------
Tom Hemmingway                                  Wayne Coleson
CEO

Exhibit 4.1(d)

                              CONSULTING AGREEMENT

This Consulting Agreement (the "Consulting Agreement" or "Agreement") is made as of this December 30, 2001 by and between John Vasquez (hereinafter referred to as "Consultant"), an individual, having his principle address at 4695 MacArthur Court, 11th Floor, Newport Beach, California 92660 and eSynch Corporation (hereinafter referred to as the "Company") with offices at 29 Hubble, Irvine, California 92618.

                                   WITNESSETH

WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

WHEREAS, Consultant can provide the Company with strategic planning, marketing and legal consulting services and is desirous of performing such services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company; and

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

     1.     APPOINTMENT.
            -----------

     The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

     2.     TERM.
            ----

     The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate 120 days hence, unless terminated or extended in accordance with a valid provision contained herein, or unless extended by a subsequent agreement between the parties.

     3.     SERVICES.
            --------

     During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management of sales and marketing resources, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, mergers and acquisitions and other business opportunities. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

          (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

          (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

          (c) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, mergers and acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

          (c) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

     4.     DUTIES OF THE COMPANY.
            ---------------------

     The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

     5.     COMPENSATION.
            ------------

     Upon the execution of this Agreement, Company agrees to pay Consultant the following as consideration for the services rendered under this Agreement:

          (a) Within 3 days of the effectiveness of the S-8 Registration Statement, the Company shall execute a written request to its transfer agent to prepare and deliver to Consultant and/or a mutually agreed to escrow agent, one common stock certificate for 800,000 shares of freely tradable, non-legend, eSynch Corporation equity.

          (b) The Compensation outlined in Section 5(a) above shall be conveyed through an effective S-8 registration of common shares. Within 3 days of the effectiveness of the S-8 Registration Statement, the Company shall execute a written request to its transfer agent to prepare and deliver to Consultant, or it's agent, one common stock certificate for 800,000 freely tradable, non-legend, shares of the Company's common stock.

     5.8     COSTS AND EXPENSES
             ------------------

          (a)  Miscellaneous Costs.
               -------------------

          Subject to the prior approval of the Company, Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges. Consultant shall provide the Company with a detailed accounting of monthly expenses related to the Agreement. Payment for these expenses shall be made to Consultant within 15 days after submission to the Company.

     6.     REPRESENTATION AND INDEMNIFICATION.
            ----------------------------------

     The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

     7.     MISCELLANEOUS.
            -------------

     Termination:  Subsequent to and no less than 30 days after the execution of
     -----------
this Agreement, this Agreement may be terminated by either Party upon written notice to the other Party for any reason and shall be effective five (5) business days from the date of such notice. Termination of this Agreement shall cause Consultant to cease providing services under this Agreement; however, termination for any reason whatever, shall not decrease or eliminate the compensatory obligations of the Company as outlined in Section 5 of this Agreement.

     Modification:  This Consulting Agreement sets forth the entire
     ------------
understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

     Notices:  Any notice required or permitted to be given hereunder shall be
     -------
in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

     Waiver:  Any waiver by either Party of a breach of any provision of this
     ------
Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

     Assignment:  The Options under this Agreement are assignable at the
     ----------
discretion of the Consultant.

     Severability:  If any provision of this Consulting Agreement is invalid,
     ------------
illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Disagreements:  Any dispute or other disagreement arising from or out of
     -------------
this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in San Diego, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

                                 SIGNATURE PAGE

     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

eSynch Corporation                              CONSULTANT


/s/  Tom Hemmingway                             /s/  John Vasquez
---------------------------                     -------------------------------
Tom Hemmingway                                  John Vasquez
CEO